UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 18, 2002


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


       Connecticut                  1-15995            06-1541045
       ------------                 -------            ----------
(State, or other jurisdiction     (Commission        (IRS Employer
of Incorporation)                 File Number)       Identification No.)



157 Church Street, New Haven, Connecticut                  06506
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(Address of principal executive offices)                (Zip Code)



Registrant's Telephone Number,
Including Area Code                                  (203) 499-2000
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                                   None
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(Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

In its Current Report on Form 8-K dated November 27, 2002, the Registrant reported a filing by its wholly-owned subsidiary, The United Illuminating Company (UI), with the Connecticut Department of Public Utility Control (DPUC) requesting that the DPUC reopen its September 26, 2002 decision in UI's retail customer Rate Case proceeding to adjust UI's revenue requirements for pension and postretirement benefits in 2003. On December 18, 2002, the DPUC denied UI's request, concluding that UI had not demonstrated "changed conditions" such that the Rate Case should be reopened at this time, and stating that UI had the right to initiate a new rate case proceeding if it deemed such action necessary. UI intends to ask the DPUC to reconsider its denial; and UI intends to initiate a new rate case proceeding as soon as practicable if the request for reconsideration is denied. The denial of UI's request for reconsideration, in combination with lower revenues resulting from the Rate Case decision, will prevent UI from earning its authorized 10.45% rate of return on equity through 2003, absent any other actions. UI's present estimate of pension and postretirement benefit expense for 2003 is $19 million, compared to $7 million that was allowed in the DPUC's Rate Case decision.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UIL HOLDINGS CORPORATION
                                    Registrant



Date:  12/20/2002                   By    /s/ Nathaniel D. Woodson
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                                              Nathaniel D. Woodson
                                        Chairman of the Board of Directors,
                                       President and Chief Executive Officer